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                                                                       Exhibit 5

                        Sidley Austin Brown & Wood

      DALLAS                  Bank One Plaza                           BEIJING
   -------------           10 S. Dearborn Street                     -----------
    LOS ANGELES           Chicago, Illinois 60603                     HONG KONG
   -------------          Telephone 312 853 7000                     -----------
     NEW YORK              Facsimile 312 853 7036                      LONDON
   -------------              www.sidley.com                         -----------
   SAN FRANCISCO                                                      SHANGHAI
   -------------                                                     -----------
  WASHINGTON, D.C.              Founded 1866                          SINGAPORE
                                                                     -----------
                                                                        TOKYO
                                  May 14, 2002

Maytag Corporation
403 West Fourth Street North
Newton, Iowa  50208

     Re: Maytag Corporation
         3,300,000 Shares of Common Stock, par value $1.25 per share
         -----------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Maytag Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,300,000 shares of Common Stock, par value $1.25 per share (the "Shares"), of the Company, together with 3,300,000 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued under the Company's 2002 Employee and Director Stock Incentive Plan (the "Plan"). The terms of the Rights are set forth in the Rights Agreement dated as of February 12, 1998 (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent.

     We are familiar with the Restated Certificate of Incorporation of the Company, the By-laws of the Company and the resolutions adopted to date by the Board of Directors and stockholders of the Company relating to the Plan and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP

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Sidley Austin Brown & Wood                                               Chicago

Maytag Corporation
May 14, 2002
Page 2


     2. If, pursuant to due authorization of the Company's Board of Directors, the Company shall issue authorized and unissued shares of its Common Stock pursuant to the Plan, such Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof) provided in the Plan.

     3. The Rights associated with the Shares referred to in paragraph 2 will be legally issued when (i) such Rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated Shares have been duly issued and paid for as set forth in paragraph 2.

     This opinion letter is limited to the General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares and the Rights.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Sidley Austin Brown & Wood